NOTICE OF GUARANTEED DELIVERY

CORNING INCORPORATED

Offer to Purchase

For Cash Up to $800,000,000 Aggregate Principal

Amount at Maturity of its Outstanding Zero Coupon

Convertible Debentures Due November 8, 2015

(CUSIP No. 219350 AJ 4)

THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON JUNE 4, 2003, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”).

This Notice of Guaranteed Delivery may be used to cause a tender of the Zero Coupon Convertible Debentures Due November 8, 2015 (the “Notes”) of Corning Incorporated (“Corning”) by (i) holders of Notes if certificates for the Notes are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Time or (ii) if the procedures for book-entry transfer described in the Offer to Purchase cannot be completed on a timely basis. This form must be delivered by an Eligible Institution by mail or hand delivery or transmitted via facsimile to the Depositary as set forth below. Delivery to DTC will not constitute a valid delivery to the Depositary. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offer to Purchase dated May 7, 2003 (the “Offer to Purchase”).

The Depositary for the Offer is:

Alpine Fiduciary Services, Inc.

Overnight Delivery:	Registered/Certified U.S. Mail:	By Hand:

Alpine Fiduciary Services, Inc.	Alpine Fiduciary Services, Inc.	Alpine Fiduciary Services, Inc.
c/o Georgeson Shareholder Communications Inc.	c/o Georgeson Shareholder Communications Inc.	c/o Securities Transfer and Reporting Services, Inc.
111 Commerce Road Carlstadt, NJ 07072	P.O. Box 2056 South Hackensack, NJ 07606-9974 Attention: Corporate Actions Dept.	(STARS, Inc.) 100 William Street Lower Galleria New York, NY 10038

Facsimile Transmission Number: (201) 559-1162

(for Eligible Institutions Only)

To Confirm by Telephone:  (201) 559-1152

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER

THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

On the terms and subject to the conditions of the Offer to Purchase and the Letter of Transmittal, the undersigned hereby represents that it is the holder of the Notes being tendered (or caused to be tendered) hereby and is entitled to tender (or cause to be tendered) such Notes as contemplated by the Offer and, pursuant to the guaranteed delivery procedures described in the Offer to Purchase and Letter of Transmittal, hereby tenders (or causes a tender) to Corning of the aggregate principal amount of Notes indicated below.

The undersigned understands that tenders of Notes may be withdrawn by written notice of withdrawal received by the Depositary at any time prior to the Expiration Time. In the event of a termination of the Offer, the Notes tendered pursuant to the Offer will be returned to the tendering holders promptly.

The undersigned understands that payment for the Notes purchased will be made only after timely receipt by the Depositary of (i) such Notes, or a Book-Entry Confirmation of the transfer of such Notes into the Depositary’s account at DTC and (ii) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent’s Message within three business days after the date of execution of the Notice of Guaranteed Delivery. Under no circumstances will there be any further accretion of the principal amount of the Notes or interest on the purchase price because of any delay in the transmission of funds to the holders of purchased Notes or otherwise.

Except as stated in the Offer to Purchase, all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

A record holder of the Notes must execute this Notice of Guaranteed Delivery exactly as its name appears on its Notes, and a DTC participant must execute this Notice of Guaranteed Delivery exactly as its name is registered with DTC. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must set forth his or her name, address and capacity as indicated below and submit evidence to Corning of such person’s authority so to act:

Name(s):

Capacity:

Address(es):

Do not send Notes with this form. Certificated Notes should be sent to the Depositary together with a properly completed and duly executed Letter of Transmittal.

PLEASE SIGN AND COMPLETE

DESCRIPTION OF NOTES TENDERED

Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Notes are Held (Please fill in Blank)	Notes Tendered (Attach additional list if necessary)

	Certificate Number(s) *	Aggregate Principal Amount at Maturity Represented	Principal Amount at Maturity Tendered**

Price at which Notes are Tendered***

☐ $725.00	☐ $732.50	☐ $740.00	☐ $747.50

☐ $727.50	☐ $735.00	☐ $742.50	☐ $750.00

☐ $730.00	☐ $737.50	☐ $745.00

TOTAL PRINCIPAL AMOUNT AT MATURITY OF NOTES:

 *        Need not be completed if certificate numbers are not then available.

 **      Unless otherwise indicated, it will be assumed that the entire aggregate principal amount at maturity represented by the Notes specified  herein is being tendered.

 ***    Each price at which Notes are tendered must be in $2.50 increments between $750 and $725. Holders are not required to specify a  price at which Notes are tendered. In the event no price is specified, then the holder will be deemed to have tendered at $725 per  $1,000  principal amount at maturity.

Signature of Registered Holder or Authorized Signatory:

Name of Signatory:

Name of Registered Holder:

Address and Telephone of Registered Holder:

Telephone:

Date:

☐	Check box if Notes will be delivered by book-entry transfer and provide the following information.

Transaction Code Number:

Name of Tendering Institution:

Account No.:

The Guarantee on the Next Page Must be Completed

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another “Eligible Guarantor Institution” as defined in Rule l7Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes into the Depositary’s account at The Depository Trust Company and Agent’s Message, pursuant to the procedures for book-entry transfer set forth under “Procedures for Tendering Notes” in the Offer to Purchase), and all other required documents will be delivered by the undersigned to the Depositary.

Name of Firm	Authorized Signature

Address	Title:
Name:
Postal/Zip Code	(Please type or print)
Telephone No. (Including Area Code)	Date:

The institution which completes this form must deliver to the Depositary this Notice of Guaranteed Delivery, the Letter of Transmittal (or facsimile thereof or Agent’s Message) and Notes within the time periods specified herein. Failure to do so could result in a financial loss to such institution.

DO NOT SEND CERTIFICATES FOR NOTES WITH THIS FORM—CERTIFICATED NOTES SHOULD BE SENT WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL TO THE DEPOSITARY.

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